                            SIERRA PACIFIC RESOURCES

                   AMENDED AND RESTATED OFFICERS' CERTIFICATE

                                  June 14, 2005

      Pursuant to Sections 2.01, 13.04 and 13.05 of the Indenture dated as of May 1, 2000 (as supplemented and amended from time to time, the "Indenture"), between Sierra Pacific Resources (the "Company") and The Bank of New York, as trustee (the "Trustee") and the authority granted in the Resolutions of the Board of Directors of the Company dated February 8, 2005, the undersigned officers of the Company, Michael W. Yackira, Corporate Executive Vice President and Chief Financial Officer, and William D. Rogers, Corporate Treasurer, hereby certify as follows:

      The terms and conditions of the securities described in this Amended and Restated Officers' Certificate (as amended, modified and supplemented from time to time, the "Officers' Certificate") are as follows (the numbered paragraphs set forth below corresponding to the numbered paragraphs of Section 2.01 of the Indenture, except paragraph 20 below). This Officers' Certificate amends and restates in its entirety that certain Officers' Certificate dated May 24, 2005 between the Company and the Trustee (the "Original Officers' Certificate"). This Officers' Certificate shall constitute the Second Officers' Certificate (as defined in the Original Officers' Certificate) and upon execution and delivery hereof by the Company, the Trustee is hereby directed to make a notation on the face of the Global Senior Note and all Certificated Senior Notes, as applicable, in substantially the form as set forth on Exhibit A annexed hereto. Certain terms used herein are defined in paragraph 20 of this certificate. Capitalized terms used herein but not defined in said paragraph 20 or elsewhere in this certificate shall have the meanings assigned to them in the Indenture unless the context clearly requires otherwise

1. Title; Ranking. The Securities issued under the Indenture shall be designated "7.803% Senior Notes due 2012" (the "Senior Notes"). The Senior Notes shall constitute the senior, unsecured and unsubordinated debt obligations of the Company and shall rank equally in right of payment with all other existing and future senior, unsecured and unsubordinated debt obligations of the Company. The Senior Notes, including the related form of Trustee's certificate of authentication and any applicable legends, were issued on May 24, 2005 under the Original Officers' Certificate in substantially the form annexed hereto as Exhibit B.

2. Maximum Aggregate Principal Amount. The maximum aggregate principal amount of the Senior Notes that may be authenticated and delivered under the Indenture (except for the Senior Notes authenticated and delivered upon registration of transfer of or in exchange for, or in lieu of other Senior Notes pursuant to Section 2.06, 2.07, 2.09 or 3.07 of the Indenture) shall be $99,142,000.

3. Book-entry; Form, Etc. The Senior Notes initially will be issued in book-entry form only. The Senior Notes will be represented by one or more global securities deposited with The Depository Trust Company (the "Depositary") and registered in the name of the Depositary's nominee. The Depositary shall make book-entry transfers among its participants and receive and transmit any payments on the global securities to such participants; provided that, solely for the purposes of determining whether the Holders of the requisite amount of the Senior Notes have voted on any matter provided for in the Indenture, the Company may rely conclusively on, and shall be protected in relying on, any written instrument (including a proxy) delivered to the Company by the Depositary setting forth the votes of the beneficial owners of the Senior Notes or assigning the right to vote on any matter to any other Persons either in whole or in part. The Company will not issue the Senior Notes in definitive form unless the Depositary at any time is unwilling or unable to continue as a depository and the Company does not appoint a successor depository within 90 days. Under such circumstances, the Company will issue Senior Notes in definitive form in exchange for the entire global security. In addition, the Company may at any time determine not to have Senior Notes represented by a global security and, in such event, the Company will issue Senior Notes in definitive form in exchange for the entire global security. Senior Notes so issued in definitive form will be issued as registered Senior Notes in denominations of $1,000 and integral multiples thereof, unless the Company specifies otherwise. The Senior Notes may bear such legends as set forth on Exhibit B hereto.

      Each global security shall represent such of the outstanding Senior Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Senior Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a global security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Notes represented thereby shall be made by the Trustee, as custodian of the global security (the "Custodian"), in accordance with instructions as further set forth below.

      If any beneficial interest in a global security is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another global security, the principal amount of Senior Notes represented by such global security shall be reduced accordingly and an endorsement shall be made on such global security by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another global security, such other global security shall be increased accordingly and an endorsement shall be made on such global security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

4.    Not applicable.

5.    Not applicable.

6. Maturity. The principal amount of all outstanding Senior Notes shall be payable at their Stated Maturity on June 15, 2012.

7. Interest. The interest rate to be borne by the Senior Notes shall be 7.803% per annum from June 14, 2005 to, but excluding, the Stated Maturity of the Senior Notes.

      The Company shall pay interest semi-annually in arrears on June 15 and December 15 of each such year, commencing December 15, 2005 or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Notes shall accrue from June 14, 2005. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy
      Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

      Any principal of or installment of interest on the Senior Notes that is overdue shall bear interest at the interest rate then borne by the Senior Notes (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand by the Holders.

      Interest shall be paid in arrears on each Interest Payment Date to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that, interest payable at the Stated Maturity of principal as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Senior Notes are registered at the close of business on a special record date (as such term is used in Section 2.12 of the Indenture) for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Holders of the Senior Notes not less than ten days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as set forth in Section 2.12 of the Indenture.

8. Place and Method of Payment. Payments of the principal of and interest on the Senior Notes shall be made by the Company at the office of the Paying Agent which shall initially be The Bank of New York, with any such payment that is due at the Stated Maturity of any Senior Notes being made upon surrender of such Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or
      (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen days prior to the date for payment by the Person entitled thereto.

9.    (i)   Optional Redemption. Except as set forth in clause (ii) of this
      Section 9, the Company shall not have the option to redeem the Senior Notes pursuant to this Section 9 prior to June 15, 2009. Thereafter, the Company shall have the option to redeem the

      Senior Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

YEAR                                                                                     Percentage
----                                                                                     ----------
2009..............................................................                        103.902%
2010..............................................................                        101.951%
2011..............................................................                        100.000%

      (ii) Equity Claw-back. Notwithstanding the provisions of clause (i) of this Section 9, at any time prior to June 15, 2008, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Notes issued under the Indenture at a redemption price equal to 107.803% of the principal amount thereof on the redemption date, plus accrued and unpaid interest, if any, with the net cash proceeds of any public or private offering of its Equity Interests (other than Disqualified Stock); provided that (1) at least 65% of the aggregate principal amount of Senior Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Senior Notes held by the Company and its Subsidiaries); and (2) that such redemption shall occur within 120 days of the date of the closing of such offering.

10. Mandatory Redemption/Redemption at Option of Holders/Repurchase at Option of Holders.

      (i)   Mandatory Redemption. Except as set forth in clause (ii) of this
Section 10, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

      (ii) Redemption at Option of Holders. The holders of at least 25% in principal amount of then outstanding Senior Notes may deliver a notice to the Company requiring the Company to redeem the Senior Notes immediately, at a redemption price equal to 100% of the aggregate principal amount of the Senior Notes plus accrued and unpaid interest, if any, on any such Senior Notes to the date of redemption, upon the occurrence of any of the following events (the "Triggering Events"):

            A.    failure for 30 days to pay when due interest on the Senior
            Notes;

            B. failure to pay when due the principal of, or premium, if any, on the Senior Notes;

            C. failure by the Company or any of its Restricted Subsidiaries to comply with any of the provisions described in of Sections 18(A), 18(C) or 18 (L) hereof (under the headings "Covenants -- Restricted Payments", "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" or "Covenants -- Merger Consolidation or Sale of Assets");

            D. failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions described in
            Section 10(iii) or Section 10(iv) (under the headings "Repurchase at the Option of Holders -- Offer to Purchase Upon Change of Control" and "Offer to Purchase on the Application of Excess Proceeds");

            E. failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to observe or perform any of the other agreements in this Officers' Certificate or the Senior Notes;

            F. default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or, for so long as any of the 7.25% Convertible Notes due 2010 are outstanding, any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or, for so long as any of the 7.25% Convertible Notes due 2010 are outstanding, any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

                  (I) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                  (II) results in the acceleration of such Indebtedness prior to its express maturity,

                  and, in each case, the principal amount of any such
            Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

            G. the Company or any of its Subsidiaries to pay final judgment aggregating in excess of $10.0 million or more, which judgment is not paid, discharged or stayed for a period of 60 days;

            H. the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                  (I)   commences a voluntary case,

                  (II) consents to the entry of an order for relief against it in an involuntary case,

                  (III) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (IV) makes a general assignment for the benefit of its creditors, or

                  (V)   generally is not paying its debts as they become due; or

            I. a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (I) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;

                  (II) appoints a Custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary; or

                  (III) orders the liquidation of the Company or any of its
                        Restricted Subsidiaries that is a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

                        The holders of a majority in aggregate principal amount
                  of the then outstanding Senior Notes by notice to the Company and the Trustee may on behalf of the holders of all of the Senior Notes waive any existing Triggering Event and its consequences, except a continuing Triggering Event related to the payment of interest on, or the principal of, the Senior Notes.

                        In the case of any Triggering Event occurring by reason
                  of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Notes pursuant to the provisions of this Officers' Certificate relating to redemption at the option of the Company, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the redemption of the Senior Notes at the option of the holders.

            (iii) Offer to Purchase Upon Change of Control.

                  A. Upon the occurrence of a Change of Control, each Holder of Senior Notes shall have the right to require the Company to purchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating: (i) that the Change of Control Offer is being made pursuant to the provisions of this
                        Section 10(iii) and that all Senior Notes tendered shall be accepted for payment; (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (iii) that any Senior Note not tendered shall continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (v) that Holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Senior Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Senior Notes purchased; and (vii) that Holders whose Senior Notes are being purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                  B. On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an officers' certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note shall be in a principal amount of $1,000 or an integral multiple thereof.

                  C. The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control

                        Offer made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer. The provisions under this Officers' Certificate or the Indenture relative to the Company's obligations to make an offer to repurchase the Senior Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Notes then outstanding.

                  D. The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations applicable to any Change of Control Offer. To the extent that the provisions of any such securities laws or securities regulations conflict with the provisions of the covenant described above, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described above by virtue thereof.

            (iv)  Offer to Purchase by Application of Excess Proceeds.

                  A. In the event that, pursuant to Section 18(D) hereof, the Company shall be required to commence an offer to all Holders to purchase the maximum principal amount of Senior Notes and all other Indebtedness that is pari passu with the Senior Notes containing provisions similar to those set forth in this Officers' Certificate or the Indenture (an "Asset Sale Offer") it shall follow the procedures specified below.

                  B. The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Senior Notes and such other pari passu Indebtedness required to be purchased pursuant to paragraph A above (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Senior Notes and such other pari passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Senior Notes so purchased shall be made in the same manner as interest payments are made.

                  C. If the Purchase Date is on or after an interest record date and on or before the related interest payment date shall be paid to the Person in whose name a Senior Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Notes pursuant to the Asset Sale Offer.

                  D. Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                         I. that the Asset Sale Offer is being made pursuant to the provisions of this Section 10(iv) and
                              Section 18(D) hereof (under the heading "Covenants -- Asset Sales") and the length of time the Asset Sale Offer shall remain open;

                        II. the Offer Amount, the purchase price and the Purchase Date;

                        III. that any Senior Note not tendered or accepted for payment shall continue to accrue interest;

                        IV. that, unless the Company defaults in making such payment, any Senior Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                         V. that Holders electing to have a Senior Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Senior Note purchased and may not elect to have only a portion of such Senior Note purchased;

                        VI. that Holders electing to have a Senior Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Note or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

                        VII. that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Note purchased;

                        VIII. that, if the aggregate principal amount of Senior
                              Notes and such other pari passu Indebtedness tendered by Holders exceeds the Offer Amount, the Company shall select the Senior Notes and such other pari passu Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                        IX. that Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered (or transferred by book-entry transfer).

                  E. On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Senior Notes and such other pari passu Indebtedness or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Notes, and such other pari passu Indebtedness or portions thereof tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Notes, and such other pari passu Indebtedness or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 10(ii). The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase
                        Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Senior Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Note surrendered. Any Senior Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer no later than the Purchase Date.

                  F. Other than as specifically provided in this Section 10(iv), any purchase pursuant to this Section 10(iv) shall be made pursuant to the provisions of Sections
                        3.01 through 3.07 of the Indenture.

11. Denominations. The Senior Notes shall be issued in denominations of $1,000, or any integral multiple thereof, whether they are issued in global or definitive form.

12.   Not applicable.

13.   Not applicable.

14.   Not applicable.

15.   Not applicable.

16.   Not applicable.

17.   Not applicable.

18.   Covenants

      A.    Restricted Payments.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (I) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company) or to the Company or a Restricted Subsidiary of the Company;

            (II) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

            (III) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes, except a payment of interest or principal at the Stated Maturity thereof; or

            (IV) make any Restricted Investment (all such payments and other actions set forth in these clauses (I) through (IV) above being collectively referred to as "Restricted Payments"),

            unless, at the time of and after giving effect to such Restricted
            Payment:

            (I) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

            (II) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
                  Section 18(C) (under the heading "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"); and

            (III) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted

                  Payments permitted by clauses (II), (III) (IV), (VI) and (IX) of the next succeeding paragraph), is less than the sum, without duplication, of:

                  (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from April 1, 2004 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                  (b) 100% of the aggregate net cash proceeds received by the Company (including the fair market value of any Permitted Business or assets used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests (other than Disqualified Stock) of the Company) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock and other than sales to a Restricted Subsidiary of the Company) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Disqualified Stock or debt securities sold to a Subsidiary of the Company), plus

                  (c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and
                        (ii) the initial amount of such Restricted Investment, plus

                  (d) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the fair market value of all Investments of the Company and any Restricted Subsidiary in such Subsidiary as of the date of such redesignation and (ii) the fair market value of the Company's and any Restricted Subsidiary's Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

            The preceding provisions shall not prohibit:

                  (I) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Officers' Certificate or the Indenture;

                  (II) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Subsidiary Guarantor or of any Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (III)(b) of the preceding paragraph;

                  (III) the defeasance, redemption, repurchase or other
                        acquisition of subordinated Indebtedness of the Company with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (IV) the payment of any dividend or other payment or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

                  (V) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $3.0 million in any twelve-month period;

                  (VI) the payment of any distribution by a Trust Preferred Vehicle to holders of such trust's preferred beneficial interests, to the extent such distribution does not exceed the amount that is contemporaneously received by such trust as a payment of interest at its Stated Maturity on the subordinated Indebtedness of the Company or any of its Restricted Subsidiaries held by such trust;

                  (VII) payments on stock purchase contracts obligating the
                        holders thereof to purchase common stock of the Company;

                  (VIII) the payment of any dividend by SPPC on the SPPC Class A
                         Series I preferred stock outstanding on the Issue Date at a rate not exceeding the dividend rate in effect on the Issue Date; and

                  (IX) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $50.0 million;

            provided that, with respect to clauses (II), (III), (V) and (IX) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

                  To the extent that the Company or any of its Restricted
            Subsidiaries is obligated to make payments to holders of any of its debt securities that are convertible into, or exchangeable for, Capital Stock of the Company or any of its Restricted Subsidiaries in respect of any dividend or other payment or distribution on account of such Capital Stock that would have been payable to such holders had they converted or exchanged their debt securities for such Capital Stock, such payments shall be treated as Restricted Payments.

                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $25.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officer's certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payment" covenant were computed, together with a copy of any fairness opinion or appraisal required under this Officers' Certificate.

            B.    Dividend and Other Payment Restrictions Affecting
                  Subsidiaries.

                  The Company shall not, and shall not permit any of its
            Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (I) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

            (II) make loans or advances to the Company or any of its Restricted Subsidiaries; or

            (III) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

            However, the preceding restrictions applicable to dividends and other payment restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

            (I) agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and other customary encumbrances and restrictions existing on or after the Issue Date that are not more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date; provided that the application of such restrictions or encumbrances to additional Restricted Subsidiaries not subject thereto on the Issue Date shall not be deemed to make such restrictions or encumbrances more restrictive;

            (II) this Officers' Certificate, the Indenture and the Senior Notes and other customary encumbrances and restrictions existing in indentures and notes of the Company after the Issue Date that are not more restrictive, in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in this Officers' Certificate, the Indenture and the Senior Notes;

            (III) applicable law (including without limitation, rules, regulations and agreements with regulatory authorities) or any order issued pursuant to a federal or state statute or any order by or agreement with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties;

            (IV) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Officers' Certificate or the Indenture to be incurred;

            (V) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

            (VI) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (III) of the preceding paragraph;

            (VII) any Purchase Money Note or other Indebtedness or contractual requirements incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors of the Company, are necessary to effect such Qualified Receivables Transaction;

            (VIII) any agreement for the sale or other disposition of a
                   Restricted Subsidiary that restricts distributions or dispositions of assets by that Restricted Subsidiary pending its sale or other disposition;

            (IX) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

            (X) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 18(F) (under the heading "Covenants -- Liens") that limit the right of the debtor to dispose of the assets subject to such Liens; and

            (XI) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

      C.    Incurrence of Indebtedness and Issuance of Preferred Stock.

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

                  The first paragraph of this Section 18(C) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (I) the incurrence by the Company and any Restricted Subsidiary pursuant to this clause (I) of additional Indebtedness and letters of credit under one or more Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder), together with the principal component of amounts outstanding under Qualified Receivables Transactions, not to exceed $500.0 million at any time outstanding;

                  (II) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

                  (III) the incurrence by the Company of Indebtedness
                        represented by the Senior Notes to be issued on the Issue Date and the incurrence by any Subsidiary Guarantor of a Subsidiary Guarantee of those Senior Notes;

                  (IV) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (IV), not to exceed $40.0 million at any time outstanding;

                  (V) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (II), (III)
                        (V) or (XII) of this paragraph;

                  (VI) the incurrence by the Company or any of its Restricted Subsidiaries (other than a Receivables Entity) of intercompany

                        Indebtedness between or among the Company or any of its Restricted Subsidiaries (other than a Receivables Entity); provided, however, that:

                        (a)   if the Company is the obligor on such
                              Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Notes;

                        (b) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Subsidiary Guarantor's Subsidiary Guarantee;

                        (c) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause
                              (VI); and

                        (d) any Indebtedness issued by the Company or any of its Restricted Subsidiaries to a Trust Preferred Vehicle shall not be treated as intercompany Indebtedness for purposes of this clause (VI) to the extent of the face amount of the beneficial interests of the Trust Preferred Vehicle that are not held by the Company or any of its Restricted Subsidiaries;

                  (VII) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

                  (VIII) the guarantee by the Company or any Restricted
                         Subsidiary of Indebtedness of the Company or any Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that in the event the Indebtedness that is being guaranteed is subordinated in right of payment to the Senior Notes, then the Guarantee of that Indebtedness by the Company shall be subordinated in right of payment to the Senior Notes;

                  (IX) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of such Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in the Fixed Charges of the Company as accrued;

                  (X) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

                  (XI) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (XI);

                  (XII) the incurrence by the Company or any Restricted Subsidiary of additional Indebtedness consisting of securities issued pursuant to the G&R Indentures in respect of claims relating to the Company's or any Restricted Subsidiary's obligations pursuant to agreements with gas, electric power and other energy suppliers that have been terminated as of the Issue Date;

                  (XIII) the incurrence by the Company or any Restricted
                         Subsidiary of additional Indebtedness consisting of letters of credit for purposes of supporting the Company's or any Restricted Subsidiary's obligations now or hereafter owing to gas, electric power or other energy suppliers, not to exceed $40.0 million at any time outstanding;

                  (XIV) the issuance by the Company or any Restricted Subsidiary of up to $200.0 million of securities issued to secure Standard Securitization Undertakings entered into by the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction; provided that the obligation of the Company or such Restricted Subsidiary to make any payment on any such securities shall be:

                        (a) payable no earlier than such amount is required to be paid in respect of such Standard Securitization Undertakings; and

                         (b) deemed to have been paid or otherwise satisfied and discharged to the extent that the Company or such Restricted Subsidiary has paid such amount in respect of such Standard Securitization Undertakings;

                  provided further that any amounts the Company is obligated to pay under such securities shall not be included for purposes of determining the aggregate amount outstanding under Credit Facilities that is permitted under clause (I) above.

                  (XV) the issuance by a Receivables Entity of a Purchase Money Note in connection with a Qualified Receivables Transaction;

                  (XVI) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness to finance capital expenditures incurred pursuant to NPC's 2003 Resource Plan and SPPC's 2004 Resource Plan as approved or amended under order by the PUCN or mandated by statute or by one or more federal or state regulatory authorities, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
                         (XVI); and

                  (XVII) the incurrence by the Company or any Restricted
                         Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (XVII), not to exceed $75.0 million at any time outstanding.

                  The Company shall not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Senior Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being secured on a junior basis or by virtue of being unsecured.

                  For purposes of determining compliance with this Section
                  18(C):

                  (I) in the event that an item of proposed Indebtedness, including Acquired Debt, meets the criteria of more than one of the categories of Permitted Debt described in clauses (I) through (XVII) above, or is entitled to be incurred pursuant to the first paragraph of this
                         Section 18(C), the Company shall be permitted to classify (or later classify or reclassify such Indebtedness, in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this
                        Section 18(C); and

                  (II) for the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

            D.    Asset Sales.

                  The Company shall not, and shall not permit any of its
            Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (I) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (II) for any agreement to make an Asset Sale that is entered into after the Issue Date, the fair market value is determined by (a) an executive officer of the Company if the value is more than $5.0 million but less than $25.0 million or (b) the Company's Board of Directors if the value is $25.0 million or more, as evidenced by a resolution of the Board of Directors set forth in an officer's certificate delivered to the Trustee; and

                  (III) at least 75% of the consideration received in the Asset
                        Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

                        (a) any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                        (b) any securities, Senior Notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

                  Within 365 days after the receipt of any Net Proceeds from an
            Asset Sale, the Company or any applicable Restricted Subsidiary may apply those Net Proceeds at its option:

                  (I) to repay senior Indebtedness of the Company or any Indebtedness of its Restricted Subsidiaries;

                  (II) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

                  (III) to make or enter into a definitive agreement to make a capital expenditure; or

                  (IV) to acquire other long-term assets that are used or useful in a Permitted Business.

                  Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Officers' Certificate or the Indenture.

                  Any Net Proceeds from Asset Sales that are not applied or
            invested as provided in the preceding paragraph shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an Asset Sale Offer to all Holders of Senior Notes and all Holders of other Indebtedness that is pari passu with the Senior Notes containing provisions similar to those set forth in this Officers' Certificate and the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Senior Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount of Senior Notes plus accrued and unpaid interest to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Officers' Certificate or the Indenture. If the aggregate principal amount of Senior Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes and such other pari passu Indebtedness to be purchased on a pro rata basis subject to authorized denominations. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds (as identified by the Company in an Officer's Certificate) shall be reset at zero.

                  To the extent that any Asset Sale constitutes the sale,
            conveyance or other disposition of all or substantially all of the assets of the Company and its

            Restricted Subsidiaries taken as a whole, such transaction shall be governed by the provisions of Sections 10(iii) and 18(L) (under the headings "Repurchase at the Option of the Holders -- Change of Control" and "Covenants -- Merger. Consolidation or Sale of Assets") and not by the provisions of this Section 18(D).

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Senior Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of this Officers' Certificate by virtue of such conflict.

            E.    Transactions with Affiliates.

                  The Company shall not, and shall not permit any of its
            Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

                  (I) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (II)  the Company delivers to the Trustee:

                        (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an officer's certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                        (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:

      (I) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

      (II) transactions between or among the Company and/or its Restricted Subsidiaries (other than a Receivables Entity);

      (III) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

      (IV) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

      (V) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

      (VI) Permitted Investments pursuant to this Officers' Certificate and Restricted Payments that are permitted by the provisions of this Officers' Certificate in Section 18(A)(under the heading "Covenants -- Restricted Payments");

      (VII) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

      (VIII) transactions pursuant to any agreement in effect on the date of this Officers' Certificate as the same may be amended from time to time in any manner not materially less favorable to the Holders of the Senior Notes;

      (IX) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business, consistent with past practices of the Company and/or its Restricted Subsidiaries and in compliance with applicable law in aggregate amount not to exceed $2.0 million outstanding at any one time; and

      (X) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and
            acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction.

F.    Liens.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any of their property or assets, now owned or hereafter acquired, except Permitted Liens.

G.    Business Activities.

      The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

H.    Sale and Leaseback Transactions.

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

      (I) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of Section 18(C)(under the heading "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock");

      (II) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officer's certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

      (III) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 10(iv)(under the heading "Offer to Purchase by Application of Excess Proceeds");

      provided, however, that the foregoing clauses (I) and (III) shall be suspended during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants.

I.    Future Subsidiary Guarantees.

      The Company shall not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company unless (i) such Restricted Subsidiary simultaneously executes and delivers to the Trustee on behalf of the holders of the Senior Notes a Subsidiary Guarantee of such Restricted Subsidiary except that with respect to a guarantee of Indebtedness of the Company if such Indebtedness is by its express terms subordinated in right of payment to the Senior Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's Subsidiary Guarantee with respect to the Senior Notes substantially to the same extent as such Indebtedness is subordinated to the Senior Notes;
(ii) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights or reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee of the Senior Notes; and (iii) such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that
(A) such Subsidiary Guarantee has been duly executed and authorized and (B) such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that this paragraph shall not be applicable to any guarantee of any Restricted Subsidiary that (A) existed at the time such Person became a Restricted Subsidiary of the Company and (B) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company.

      Notwithstanding the foregoing and the other provisions of this Officers' Certificate and the Indenture, in the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction) to a Person which is not the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity), such Subsidiary Guarantor shall be released from its obligations under its Subsidiary Guarantee if:

      (I) the sale or other disposition is in compliance with the applicable provisions of this Officers' Certificate, including Section 18(D)(under the heading "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"); and

      (II) the Subsidiary Guarantor is also released or discharged from its obligations under the guarantee, which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such guarantee.

J.    Designation of Restricted and Unrestricted Subsidiaries.

      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall the businesses currently operated by each of NPC and SPPC be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under the first paragraph of Section 18(A)(under the heading "Covenants -- Restricted Payments"). That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

      The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 18(C)(under the heading "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock") calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

K.    Payments for Consent.

      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Officers' Certificate, the Indenture or the Senior Notes unless such consideration is offered to be paid and is paid to all Holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

L.    Merger, Consolidation or Sale of Assets.

      The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

      (I) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

      (II) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made expressly assumes by supplemental indenture executed and delivered to the Trustee in form reasonably satisfactory to the Trustee;

      (III) immediately after such transaction no Default or Event of Default exists;

      (IV) immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 18(C)(under the heading "covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock") or the Fixed Charge Coverage Ratio of the Company or the surviving Person, as applicable, or of the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, would not be less than the Fixed Charge Coverage Ratio of the Company immediately prior to the transaction; provided, however, that this clause (iv) shall be suspended during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants; and

      (V) the Company, or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that such transaction and any supplemental indenture entered into in connection therewith complies with all of the terms of this covenant and that all conditions precedent provided for in this covenant relating to such transaction or series of transactions have been complied with.

      In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. Clauses (IV) and (V) of this Section 18(L) shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with this Section 18(L) hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Officers' Certificate and the Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Officers' Certificate and the Indenture with the same effect as if such successor Person had been named as the Company herein, provided, however, that the predecessor company shall not be relieved from the obligation to pay the principal of and interest on the Senior Notes (and its obligations to the Trustee pursuant to Section 7.07 of the Indenture) except in the case of a sale of all of the Company's assets that meets the requirements of this Section 18(L).

M.    Corporate Existence.

      Subject to Section 18(L) hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.

N. Taxes. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent all material taxes, assessments, and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, except such as are contested in good faith and by appropriate proceedings or where the failure to pay or discharge the same would not have a material adverse effect on the ability of the Company to perform its obligations under the Senior Notes, this Officers' Certificate or the Indenture.

            O.    Suspension of Certain Covenants.

                  During any period of time that the Senior Notes have an
            Investment Grade Rating from both of the Rating Agencies and no Default or Event of Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries shall not be subject to the following provisions of this Officers' Certificate:
            Section 10(iv)(under the heading "Offer to Purchase by Application of Excess Proceeds"), Section 18(A)(under the heading "Covenants -- Restricted Payments"), Section 18(B)(under the heading "Covenants -- Dividends and Other Payment Restriction Affecting Subsidiaries"),
            Section 18(C)(under the heading "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"), Section 18(E)(under the heading "Covenants -- Transactions with Affiliates"), Section 18(J)(under the heading "Covenants -- Designation of Restricted and Unrestricted Securities") and Section 18(G)(under the heading "Covenants -- Business Activities") (collectively, the "Suspended Covenants"); provided, however, that the provisions in Section 4.04 of the Indenture and Section 10(iii)(under the heading "Repurchase at the Option of the Holders -- Change of Control"), Section 18(H)(under the heading "Covenants -- Sale and Leaseback Transactions"), Section 18(L)(under the heading "Covenants -- Merger, Consolidation or Sale of Assets"), Section 18(I)(under the heading "Covenants -- Future Subsidiary Guarantees"), Section 18(F)(under the heading "Covenants -- Liens") and Section 18(K)(under the heading "Covenants -- Payments for Consents") of this Officers' Certificate shall not be so suspended.

                  If the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding paragraph and, subsequently, either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Senior Notes below the Investment Grade Ratings so that the Senior Notes do not have an Investment Grade Rating from both Rating Agencies, or a Default or Event of Default (other than with respect to the Suspended Covenants) occurs and is continuing, the Company and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in this Indenture (each such date of reinstatement being the "Reinstatement Date"), including the preceding sentence. Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date shall be calculated in accordance with the terms of Section 18(A) as though such covenant had been in effect during the entire period of time from which the Senior Notes are issued, provided, however, that no immediate Default or Event of Default shall occur as a result of such reinstatement of the Suspended Covenants.

19.   Other Matters Regarding Remarketing.

      (i) Tax Treatment. The Company agrees, and by purchasing a beneficial ownership interest in the Senior Notes each Holder of Senior Notes will be deemed to have agreed, for United States federal income tax purposes (a) to treat the Senior Notes and the purchase contracts as separate assets,
      (b) to treat the Senior Notes as issued on May 24,

      2005, (c) to treat the Senior Notes acquired in the remarketing on June 14, 2005 as a continuation of those Senior Notes issued on May 24, 2005,
      (d) to treat the exchange of the purchase contracts pursuant to the Exchange Offer as not being a realization event, (e) to treat the old notes as exchanged in the Exchange Offer for the Senior Notes and the exchange fee (as described in the Company's exchange offer prospectus dated April 15, 2005) in a "recapitalization," (f) assuming that the Senior Notes will be listed for trading on the New York Stock Exchange within 30 days after the consummation of the Exchange Offer, to treat the Senior Notes as traded on an established market within the meaning of Treas. Reg. Sec. 1.1273-2(f), (g) to treat the acquisition of a Corporate PIES as the acquisition of a unit consisting of a stock purchase contract and a senior note issued by the Company and to treat the Senior Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and (h) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Senior Notes. The Company has determined that the comparable yield is an annual rate of 7.50%, compounded semiannually. Holders may obtain the projected payment schedule for the Senior Notes by submitting a written request for such information to: Sierra Pacific Resources, Attention: Manager of Finance and Treasury, P.O. Box 30150, 6100 Neil Road, Reno, Nevada 89520,
      Telephone: (775) 834-5643. For the purposes of this Section 19(i) the term "Exchange Offer" shall mean the exchange offer of the Company's existing Corporate PIES for a like amount of the Company's new Corporate PIES that were issued May 24, 2005 pursuant to and in accordance with the terms of the Company's exchange offer prospectus dated April 15, 2005, as amended, modified and supplemented from time to time.

20. Definitions. Set forth below are certain defined terms used in this Officers' Certificate. Reference is made to the Indenture for the definitions of any capitalized used herein for which no definition is provided herein.

      "Acquired Debt" means, with respect to any specified Person:

      (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

      (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

      "Asset Sale" means:

      (i) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of
Section 10(iii) (under the heading "Repurchase at the Option of Holders -- Change of Control") and/or the provisions of Section 18(L) (under the heading "Covenants -- Merger, Consolidation or Sale of Assets") and not by the provisions of Section 18(D)(under the heading "Covenants -- Asset Sales"); and

      (ii) the issuance of Equity Interests in any of the Company's Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

      Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

      (i) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

      (ii) a transfer of assets between or among the Company and its Restricted Subsidiaries;

      (iii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

      (iv) a Restricted Payment or Permitted Investment that is permitted by the provisions of Section 18(A)(under the heading "Covenants -- Restricted Payments");

      (v) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of Qualified Receivables Transaction to or by a Receivables Entity;

      (vi) sales, transfers or other dispositions of assets, including Capital Stock of Restricted Subsidiaries, for consideration at least equal to the fair market value of the assets sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or property or assets (other than cash, except to extent used as a bona fide means of equalizing the value of the property or assets involved in the swap transaction) of a nature or type or that are used in, a business of the Company and its Restricted Subsidiaries existing on the date of such sale or other disposition; provided, however, that any cash received by the Company shall be treated as Net Proceeds and applied as set forth in the provisions of Section 18(D); provided further that the fair market value of the assets sold or disposed of is determined as provided in the final paragraph of
Section 18(A)(under the heading "Covenants -- Restricted Payments"); and

      (vii) transfers of assets by the Company and its Restricted Subsidiaries required under statute or regulation in connection with renewable energy contracts.

      "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

      "Board of Directors" means:

      (i) with respect to a corporation, the board of directors of the corporation or any committee of such board of directors duly authorized to act for the corporation;

      (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

      (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

      "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means:

      (i) in the case of a corporation, corporate stock;

      (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

      (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

      (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means:

      (i)   United States dollars;

      (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

      (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

      (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

      (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within 270 days after the date of acquisition; and

      (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

      "Change of Control" means the occurrence of any of the following:

      (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act, including any "group" with the meaning of the Exchange Act);

      (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

      (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 30% of the Voting Stock of the Company, measured by voting power rather than number of shares;

      (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

      (v) the first day on which the Company ceases to be a Beneficial Owner of a majority of the Voting Stock of either NPC or SPPC; or

      (vi) so long as any of the 7.25% Convertible Notes due 2010 are outstanding, a Change of Control as defined in the Company's Indenture dated February 14, 2003, between the Company and The Bank of New York, as trustee, governing the 7.25% Convertible Notes due 2010, as amended, modified or supplemented from time to time.

      "Commission" means the Securities and Exchange Commission or any successor agency.

      "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

      (i) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

      (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

      (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

      (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income); plus

      (v) all extraordinary, unusual or non-recurring items of loss or expense; minus

      (vi) all extraordinary, unusual or non-recurring items of gain or revenue; minus

      (vii) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP; provided that non-cash expenses recorded as a result of deferred energy accounting shall not be added to Consolidated Net Income.

      "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

      (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

      (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

      (iii) the cumulative effect of a change in accounting principles shall be excluded.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

      (i) was a member of such Board of Directors on the Issue Date; or

      (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, and includes any securities issued pursuant to an indenture in order to secure any amounts outstanding under a Credit Facility from time to time; provided that the obligation of the Company to make any payment on any such securities shall be:

      (i) no greater than the amount required to be paid under such Credit Facility that is secured by such payment obligation;

      (ii) payable no earlier than such amount is required to be paid under such Credit Facility; and

      (iii) deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid such amount under such Credit Facility;

provided further that any amounts the Company is obligated to pay under such securities shall not be included for purposes of determining the aggregate amount outstanding under Credit Facilities that is permitted under Section 18(C)(under the heading "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock").

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than as a result of an optional redemption by the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 18(C)(under the heading "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock").

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under a Credit Facility) in existence on the Issue Date, until such amounts are repaid.

      "First Mortgage Indentures" means (i) the Indenture of Mortgage, dated as of October 1, 1953, between Nevada Power and Deutsche Bank Trust Company Americas, as trustee, as modified, amended or supplemented at any time or from time to time by supplemental indentures and (ii) the Indenture of Mortgage, dated as of December 1, 1940, between SPPC and Deutsche Bank Trust Company Americas, as trustee, as modified, amended or supplemented at any time or from time to time by supplemental indentures.

      "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

      (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

      (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

      (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

      (iv) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; plus

      (v) all distributions by a Trust Preferred Vehicle to persons other than the Company or any of its Restricted Subsidiaries of amounts received as interest by such trust on the subordinated Indebtedness of such Person or any of its Restricted Subsidiaries held by such trust; plus

      (vi) any payments on stock purchase contracts obligating the holders thereof to purchase common stock of the Company.

      "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

      (i) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business) and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

      (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

      (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges shall not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

      "G&R Indentures" means (i) the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented to the date hereof , between NPC and The Bank of New York, as trustee, and (ii) the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented to the date hereof, between SPPC and The Bank of New York, as trustee.

      "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

      (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements designed to protect the person or entity entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation;

      (ii) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions designed to protect the person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation;

      (iii) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time; and

      (iv) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

      (i) in respect of borrowed money;

      (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

      (ii) in respect of banker's acceptances;

      (iv) representing Capital Lease Obligations;

      (v) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

      (vi) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

      The amount of any Indebtedness outstanding as of any date shall be:

      (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

      (ii) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

      "Issue Date" means June 14, 2005.

      "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

      "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 18(A)(under the heading "Covenants -- Restricted Payments"). The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 18(A)(under the heading "Covenants -- Restricted Payments").

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

      "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

      (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or
(b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

      (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

      "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Non-Recourse Debt" means Indebtedness:

      (i) as to which neither the Company nor any of its Restricted Subsidiaries
(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

      (ii) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Senior Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

      (iii) as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

      "NPC" means Nevada Power Company, a Nevada corporation.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Permitted Business" means any business that derives a majority of its revenues from any business engaged in by the Company and its Restricted Subsidiaries on the Issue Date and/or activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date, as determined in good faith by the Board of Directors of the Company.

      "Permitted Investments" means:

      (i) any Investment in the Company or in a Restricted Subsidiary of the Company (other than a Receivables Entity);

      (ii) any Investment in Cash Equivalents;

      (iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

            (a) such Person becomes a Restricted Subsidiary of the Company (other than a Receivables Entity); or

            (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity);

      (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 10(iv)(under the heading "Offer to Purchase by Application of Excess Proceeds");

      (v) any acquisition of assets to the extent it is in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

      (vi) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

      (vii) Hedging Obligations;

      (viii) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided however, that any Investment in any Receivables Entity or such other Person is in the form of a Purchase Money Note, or any equity interests, directly or indirectly, in accounts receivable and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable;

      (ix) any Investments made in accordance with clause (vi) of the definition of "Asset Sales;"

      (x) any Investments by the Company or any Restricted Subsidiary in Tuscarora Gas Transmission Company having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (x) since the Issue Date, not to exceed $50.0 million; and

      (xi) other Investments in any Person that is not also a Restricted Subsidiary of the Company having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xi) since the Issue Date, not to exceed $50.0 million.

      "Permitted Liens" means:

      (i) Liens securing any Indebtedness under a Credit Facility that was permitted by the terms of this Indenture to be incurred, and all Obligations and Hedging Obligations relating to such Indebtedness;

      (ii) Liens in favor of the Company or any Subsidiary Guarantors;

      (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

      (iv) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

      (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

      (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (IV) of the second paragraph of Section 18(C)(under the heading "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock")covering only the assets acquired with such Indebtedness;

      (vii) Liens existing on the Issue Date and Liens under the First Mortgage Indentures and the G&R Indentures;

      (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

      (ix) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations (including Hedging Obligations) that do not exceed $35.0 million at any one time outstanding;

      (x) Liens to secure Indebtedness permitted by clauses (VII), (XIII), (XVI) or (XVII) of the second paragraph of Section 18(C)(under the heading "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock");

      (xi) Liens securing any Indebtedness issued or to be issued under the G&R Indentures that was permitted to be incurred under the terms of Section 18(C)(under the heading "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock");

      (xii) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

      (xiii) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case, incurred in connection with a Qualified Receivables Transaction; and

      (xiv) Liens, including pledges, rights of offset and bankers' liens, on deposit accounts, instruments, investment accounts and investment property (including cash, cash equivalents and marketable securities) from time to time maintained with or held by any financial and/or depository institutions, in each case solely to secure any and all obligations now or hereafter existing of the Company or any of its Subsidiaries in connection with any deposit account, investment account or cash management service (including ACH, Fedwire, CHIPS, concentration and zero balance accounts, and controlled disbursement, lockbox or restricted accounts) now or hereafter provided by any financial and/or depository institutions to or for the benefit of the Company, any of its Subsidiaries or any special purpose entity directly or indirectly providing loans to or making receivables purchases from the Company or any of its Subsidiaries.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

      (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

      (ii) if such Permitted Refinancing Indebtedness is issued on or after the first anniversary of the Issue Date, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

      (iii) if such Permitted Refinancing Indebtedness is issued on or after the first anniversary of the Issue Date, and the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

      (iv) such Indebtedness is incurred either by the Company or by the Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

Permitted Refinancing Indebtedness shall also include any Indebtedness of SPPC, not to exceed $50.0 million, incurred by SPPC at the same time and with the same terms as any Indebtedness of SPPC issued to refinance its Indebtedness maturing by 2005.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

      "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a

Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitization involving accounts receivable.

      "Rating Agencies" means S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of its Board of Directors) which shall be substituted for S&P or Moody's or both, as the case may be.

      "Receivables Entity" means a Wholly-Owned Subsidiary of the Company or any of its Restricted Subsidiaries (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables
Entity:

      (i) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

            (a) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

            (b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

            (c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

      (ii) which is not party to any agreement, contract, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) with the Company or any Restricted Subsidiary of the Company other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

      (iii) to which neither the Company nor any Restricted Subsidiary of the Company has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

      Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officer's certificate certifying that such designation complied with the foregoing conditions.

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "S & P" means Standard & Poor's Rating Group, Inc., or any successor to the rating agency business thereof

      "SPPC" means Sierra Pacific Power Company, a Nevada corporation.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

      "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in securitization of accounts receivable transactions.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any specified Person:

      (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

      (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      "Subsidiary Guarantee" means any Guarantee of the Senior Notes to be executed by any Subsidiary of the Company pursuant to Section 18(J).

      "Subsidiary Guarantors" means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

      "Trust Preferred Vehicle" means NVP Capital I, NVP Capital III or any future similar trust, the only assets of which are subordinated Indebtedness of the Company or any of its Restricted Subsidiaries.

      "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

      (i) has no Indebtedness other than Non-Recourse Debt;

      (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

      (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

      (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

      (v) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

      Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officer's certificate certifying that such designation complied with the preceding conditions and was permitted by Section 18(C)(under the heading "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"). If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under Section 18(C)(under the heading "Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"), the Company shall be in default of such covenant.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

      (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by

      (ii) the then outstanding principal amount of such Indebtedness.

           Other Definitions.

                                                                       Defined in
                                    Term                                Section
                                                                       ----------
"Affiliate Transaction"...........................................       18(E)
"Asset Sale Offer"................................................       10(iv)
"Change of Control Offer".........................................       10(iii)
"Change of Control Payment".......................................       10(iii)
"Change of Control Payment Date"..................................       10(iii)
"Excess Proceeds".................................................       18(D)
"incur"...........................................................       18(C)
"Interest Payment Date"...........................................        7
"Offer Amount"....................................................       10(iv)
"Offer Period"....................................................       10(iv)
"Payment Default".................................................       10(ii)
"Permitted Debt"..................................................       18(C)
"Purchase Date"...................................................       10(iv)
"Reinstatement Date"..............................................       18(M)
"Restricted Payments".............................................       18(A)
"Suspended Covenants".............................................       18(M)
"Triggering Event" ...............................................       10(ii)

      The undersigned officers of the Company do hereby further certify, pursuant to Sections 13.04 and 13.05 of the Indenture, as follows:

      (i) We have read the covenants and conditions of the Indenture relating to the issuance authentication and delivery of the Senior Notes and in respect of compliance with which this certificate is furnished, and the definitions in the Indenture relating thereto;

      (ii) The statements contained in this certificate are based upon our familiarity with the Indenture, the documents accompanying this certificate and, as to factual matters, upon our discussions with officers and employees of the Company familiar with the facts relating to the matters set forth herein;

      (iii) In our opinion, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

      (iv) In our opinion, such conditions and covenants, and all conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) relating to the authentication and delivery by the Trustee of the Senior Notes requested to be authenticated and delivered on the date hereof, have been complied with.

      IN WITNESS WHEREOF, the undersigned has executed this Officers' Certificate as of the date first written above.

                                            By: /s/ Michael W. Yackira
                                                -------------------------------
                                                Michael W. Yackira
                                                Corporate Executive Vice
                                                President and Chief Financial
                                                Officer

                                            By: /s/ William D. Rogers
                                                -------------------------------
                                                William D. Rogers
                                                Corporate Treasurer

                                    EXHIBIT A

                 NOTATION BY TRUSTEE TO THE FACE OF SENIOR NOTE

      A Successful Remarketing (defined herein) has occurred and the terms of this senior note shall be governed by the Second Officers' Certificate (defined herein).

                                    EXHIBIT B

                            FORM OF 7.93% SENIOR NOTE

      [This Senior Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository Trust Company, a New York corporation (the "Depository"), or a nominee thereof. This Senior Note may not be exchanged in whole or in part for a security registered, and no transfer of this senior note in whole or in part may be registered, in the name of any person other than such depositary or a nominee thereof, except in the limited circumstances described in the Indenture.]**

      [Unless this certificate is presented by an authorized representative of the Depositary, to Sierra Pacific Resources or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. Or in such other name as requested by an authorized representative of DTC and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]**

                            SIERRA PACIFIC RESOURCES

                                7.93% SENIOR NOTE

NO.: __________                                            CUSIP NO.: __________
$______________

      SIERRA PACIFIC RESOURCES, a corporation duly organized and existing under the laws of the State of Nevada (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]**, or registered assigns (the "Holder"), the principal sum of _________ Dollars ($_______) [, or such other principal amount as shall be set forth in the Schedule of Increases or Decreases attached hereto,]*** on November 15, 2007, or such later date as determined in the Remarketing (but in no event later than the 11th anniversary of the Purchase Contract Settlement Date), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts and to pay interest thereon from May 15, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on August 15, 2005, at the rate of 7.93% per annum to, but excluding, either (1) the Remarketing Settlement Date, if there has been a Successful Remarketing, or (2) the Purchase Contract Settlement Date, if a Failed Remarketing has occurred or, if there is not a Remarketing at all pursuant to clause (c) of the definition of "Reset Rate" in the Officers' Certificate, and at

-----------
**    Insert in Global Securities.

***   Insert in Global Securities and Pledged Senior Notes.

the Reset Rate on such interest payment dates as determined in the Remarketing thereafter, until the principal hereof is paid or made available for payment.

            Payments of interest on the Senior Notes will include interest accrued to, but excluding, the respective Interests Payment Dates. Interest payments for the Senior Notes shall be computed and paid (1) for any full quarterly period, on the basis of a 360-day year of twelve 30-day months, (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and (3) for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Senior Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally due and payable; provided, however, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

            Any principal of or installment of interest on the Senior Notes that is overdue shall bear interest at the interest rate then borne by the Senior Notes (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand by the Holders.

            Interest shall be paid quarterly in arrears on each Interest Payment Date until the Stated Maturity to the Person in whose name the Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that, interest payable at the Stated Maturity of principal as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Senior Notes are registered at the close of business on a special record date (as such term is used in Section 2.12 of the Indenture) for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Holders of the Senior Notes not less than ten days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as set forth in Section 2.12 of the Indenture.

      The principal amount of this Senior Note may be increased or decreased and, in a Remarketing, the terms of this Senior Note may be modified, each as specified in the Officers' Certificate pursuant to which this Senior Note is issued. Upon a Successful Remarketing (as defined in the Officers' Certificate), the Company shall instruct the Trustee to make a notation to the face of this Senior Note indicating that the terms of this Senior Note have been modified pursuant to and in accordance with the terms of the Second Officers' Certificate (as defined in the Officers' Certificate).

      Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                         SIERRA PACIFIC RESOURCES

                                               By: ____________________________
                                                   Name:
                                                   Title:

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                               THE BANK OF NEW YORK, as Trustee

                                               By: ____________________________
                                                   Authorized Signatory

                            [REVERSE OF SENIOR NOTE]

      1. Indenture; Notes.

            This Senior Note is one of a duly authorized series of Securities of the Company (the "Senior Notes"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 2000 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The terms, conditions and provisions of the Securities are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Senior Note. To the extent that the terms, conditions and other provisions of this Senior Note modify, supplement or are consistent with those of the Indenture, the terms, conditions and other provisions of the Indenture shall govern.

      The maximum aggregate principal amount of Senior Notes that may be authenticated and delivered under the Indenture (except for Senior Notes authenticated and delivered upon registration or transfer of or in exchange for, or in lieu of other Senior Notes pursuant to Section 2.06, 2.07, 2.09 or 3.07 of the Indenture) shall be $99,142,000. The Senior Notes are issuable only in denominations of $1,000 and any integral multiple thereof.

      All capitalized terms that are used but not defined in this Senior Note shall have the meanings assigned to them in the Officers' Certificate.

      2. Ranking.

      The Senior Notes shall constitute the senior, unsecured and unsubordinated debt obligations of the Company and shall rank equally in right of payment with all other existing and future senior, unsecured and unsubordinated debt obligations of the Company.

      3. Form; Transfer, Registration and Exchange.

      Initially, the Senior Notes that are components of certain securities of the Company referred to as Corporate PIES (the "Corporate PIES") will be issued in definitive form (the "Certificated Notes") registered in the name of The Bank of New York, as Purchase Contract Agent (the "Purchase Contract Agent"), under the Purchase Contract Agreement dated as of May 24, 2005 between the Company and the Purchase Contract Agent (the "Purchase Contract Agreement"). Senior Notes that are not components of Corporate PIES shall initially be issued in the form of one or more global Senior Notes (each a "Global Senior Note") in the name of Cede & Co. (as nominee for The Depository Trust Company (the "Depository"), the initial securities depository for the Global Senior Notes. The Certificated Notes and the Global Senior Notes may bear such legends as either the Purchase Contract Agent or DTC, respectively, may reasonably request.

      So long as any Senior Notes constitute components of Corporate PIES, they shall be issued in the form of Certificated Notes. Senior Notes that no longer constitute components of Corporate PIES shall be issued in the form of Global Senior Notes. Each Global Senior Note or Certificated Note, as applicable, shall represent such of the outstanding Senior Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Senior Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Senior Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Notes represented thereby shall be made by the Trustee, as custodian of the Global Senior Notes, in accordance with instructions as further set forth below. Any endorsement of a Certificated Note to reflect the amount of any decrease in the aggregate principal amount of outstanding Certificated Notes represented thereby shall be made by the Collateral Agent pursuant to and in accordance with further instructions as set forth below.

      No beneficial owner of the Senior Notes shall receive a Certificated Note representing such beneficial owner's interest in such Global Senior Notes, except as provided in Section 2.06 of the Indenture. Unless and until Certificated Notes have been issued to the beneficial owners of the Senior Notes pursuant to Section 2.06 of the Indenture, the rights of the beneficial owners of the Senior Notes shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such beneficial owners and the Depositary and/or the Depositary Participants. The Depositary shall make book-entry transfers among its participants and receive and transmit any payments on the Global Senior Notes to such participants; provided that, solely for the purposes of determining whether the Holders of the requisite amount of the Senior Notes have voted on any matter provided for in the Indenture, so long as Certificated Notes have not been issued, the Company may rely conclusively on, and shall be protected in relying on, any written instrument (including a proxy) delivered to the Company by the Depositary setting forth the votes of the beneficial owners of the Senior Notes or assigning the right to vote on any matter to any other Persons either in whole or in part. The Senior Notes are subject to transfer, registration and exchange as set forth in Section 2.06 of the Indenture, as supplemented by the Officers' Certificate.

      The Company shall execute, and the Trustee shall authenticate and deliver, in each case, pursuant to Section 2.02 of the Indenture, one or more Global Senior Notes that (i) shall represent and be denominated in an amount equal to the aggregate principal amount of all of the Senior Notes to be issued in the form of Global Senior Notes and not yet canceled, (ii) shall be registered in the name of the Depositary for the Senior Notes or the nominee of such Depositary and (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions.

      Reference is hereby made to Section 2.06 of the Indenture for the provisions relating to the transfer, registration and exchange of the Senior Notes. Notwithstanding any other provisions of the Indenture (other than the provisions set forth in Section 2.06 of the Indenture), Global Senior Notes may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Interests of beneficial owners may be transferred or exchanged for Senior Notes not represented by a Global Senior Note, and Senior Notes not represented by a Global Senior Note may be transferred or exchanged for a Global Senior Notes or Senior Notes, in accordance with rules of the Depositary and the provisions of Section 2.06 of the Indenture.

      If any beneficial interest in a Global Senior Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Senior Note or for Certificated Notes, the principal amount of Senior Notes represented by such Global Senior Note shall be reduced accordingly and an endorsement shall be made on such Global Senior Note by the Collateral Agent or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Senior Note, such other Global Senior Note shall be increased accordingly and an endorsement shall be made on such Global Senior Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      In the event that any Pledged Senior Notes are to be released from the Pledge of the Pledge Agreement and delivered to the Purchase Contract Agent pursuant to Section 5.2(b) of the Pledge Agreement (a "Released Note"), as a result of the creation of one or more Treasury PIES as provided in Section 5.2 of the Pledge Agreement, such release and delivery shall be evidenced by an endorsement by the Collateral Agent on the Certificated Note held by the Collateral Agent reflecting a reduction in the principal amount of such Certificated Note equal in amount (the "Reduced Principal Amount") to the principal amount of the Released Note. The Collateral Agent shall confirm any such Reduced Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Certificated Note evidencing such Reduced Principal Amount to the Trustee at the telecopier number or address of the Purchase Contract Agent provided for notices to the Purchase Contract Agent in the Pledge Agreement (or at such other telecopier or address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall instruct the Collateral Agent to increase the principal amount of a Global Note held by the Collateral Agent in an amount equal to the Reduced Principal Amount by an endorsement made by the Collateral Agent on such Global Note to reflect such increase.

      In the event that a Senior Note is transferred to the Collateral Agent pursuant to Section 5.3(a) of the Pledge Agreement (a "Subjected Note") in connection with the recreation of Corporate PIES as provided in Section 5.3 of the Pledge Agreement, such transfer shall be evidenced by an endorsement by the Collateral Agent on the Certificated Note held by the Collateral Agent reflecting an increase in the principal amount of such Certificated Note equal in amount (the "Increased Principal Amount") to the principal amount of such Subjected Note. The Collateral Agent shall confirm any such Increased Principal Amount by telecopying or otherwise delivering a photocopy of such endorsement made on the Certificated Note evidencing such Increased Principal Amount to the Trustee at the telecopier number or address of the Purchase Contract Agent provided for notices to the Purchase Contract Agent in the Pledge Agreement (or at such other telecopier or address as the Trustee shall provide to the Collateral Agent). Upon receipt of such confirmation, the Trustee shall instruct the Collateral Agent to decrease the principal amount of the Senior Global Note held by the Collateral Agent in an amount equal to the Increased Principal Amount by an endorsement made by the Collateral Agent on such Senior Global Note to reflect such decrease.

      4. Pledge.

      Upon initial issuance, the Senior Notes shall be pledged to the Collateral Agent for the benefit of the Company, pursuant to the terms of the Pledge Agreement, as collateral to secure the obligations of the Holders of Corporate PIES to purchase the Common Stock in accordance with the terms of the Purchase Contract Agreement. The Senior Notes may be transferred, in whole or in part, only in accordance with the terms and conditions set forth in the Indenture, the Pledge Agreement and the Purchase Contract Agreement. To the fullest extent permitted by law, any transfer or purported transfer of any Senior Note not made in accordance with the Indenture shall be null and void. Subject to this Section, the Senior Notes shall be freely transferable.

      5. Place and Method of Payment.

      Payments of the principal of and interest on the Senior Notes shall be made at the office of the Paying Agent, with any such payment that is due at the Stated Maturity of any Senior Notes being made upon surrender of such Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen days prior to the date for payment by the Person entitled thereto.

      6. No Redemption or Sinking Fund.

      Except as set forth in the Officers' Certificate, the Senior Notes shall not be redeemable at the option of the Company, the Holders or otherwise; and there shall be no sinking fund with respect to the Senior Notes.

      7. Remarketing.

            (i) Remarketing Rights. (A) The Remarketing Senior Notes shall be remarketed in the Remarketing pursuant to the Remarketing Procedures. All holders of PIES Senior Notes, including those who have attempted to effect a Cash Settlement pursuant to Section 5.8 of the Purchase Contract Agreement, Early Settlement pursuant to Section 5.9 of the Purchase Contract Agreement or Merger Early Settlement pursuant to Section 5.10 of the Purchase Contract Agreement but have failed to follow the procedures for such settlements shall be deemed to have consented to the Remarketing of their Senior Notes pursuant to the Remarketing Procedures in any Remarketing, or in the case of an unsuccessful Cash Settlement, in the Final Remarketing Period. The right of each Holder of Senior Notes to have its Senior Notes remarketed will be limited, however, to the extent that (i) the Remarketing Agents conduct a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) the Remarketing Agents are able to find a purchaser or purchasers for the tendered Senior Notes, (iii) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agents and
(iv) the Remarketing may not commenced or be consummated pursuant to applicable law. In addition, all holders of Senior

Notes shall be deemed to have consented to the Remarketing Procedures and the terms of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement with respect to the pledge and transfer and other provisions of these agreements with respect to their Senior Notes, pursuant to the terms of such agreements. Notwithstanding anything to the contrary contained in the Officers' Certificate, the Remarketing Agents have also entered into an agreement with the Company pursuant to which, subject to certain conditions, they have agreed to purchase the Senior Notes that have not been remarketed to other investors in a Remarketing.

      (B) Holders of Senior Notes comprising part of Corporate PIES may elect not to participate in the Remarketing by creating Treasury PIES if it notifies the Purchase Contract Agent of such election and delivers the specific U.S. Treasury Security or U.S. Treasury Securities not later than 5:00 p.m. (New York City time) on the Business Day immediately preceding the first of the three sequential remarketing dates of any Three-Day Remarketing Period. A Holder that has not so created Treasury PIES by delivering the Treasury Security or Treasury Securities pursuant to this paragraph and Section 3.13 of the Purchase Contract Agreement shall be deemed to have elected to participate in any Remarketing.

      (C) Holders of Separated Senior Notes may elect to have such Separated Senior Notes remarketed, if such holder delivers (a) to the Trustee and the Collateral Agent a notice of that election, by use of a notice in substantially the form of Exhibit B to the Officers' Certificate, specifying the aggregate principal amount of Senior Notes to be remarketed, and (b) such Separated Senior Notes, by book-entry transfer or other appropriate procedures, to the Collateral Agent for Remarketing, in each case, by 5:00 p.m. (New York City time) on or prior to the second Business Day, but no earlier than the fifth Business Day, preceding the first of the three sequential remarketing dates of any Three-Day Remarketing Period. Once the holder of such Separated Senior Notes delivers such notice and Separated Senior Notes as specified in the preceding sentence, such election may not be withdrawn and may not be conditioned upon (i) the level at which the Reset Rate is established in the Remarketing or (ii) the extent to which the other terms of the Senior Notes may be modified in the Remarketing, including the interest payment dates, the maturity date (which may be extended to a maximum term of 11 years from the Remarketing Settlement Date), the redemption provisions, the minimum denomination and the addition of covenants applicable to the Senior Notes; provided, however, that if such a holder delivers only such a notice but not the Separated Senior Notes subject to the notice, or vice versa, then none of such holder's Separated Senior Notes shall be included in the Remarketing. On the Business Day immediately preceding the first of the three sequential remarketing dates on any Three-Day Remarketing Period, the Collateral Agent shall notify the Remarketing Agents of the aggregate number of Separated Senior Notes to be remarketed. If there is a Successful Remarketing, the Collateral Agent shall transfer such Separated Senior Notes in accordance with the instructions provided by the Remarketing Agents pursuant to the Remarketing Agreement. In the event that all remarketing attempts during any Three-Day Remarketing Period are unsuccessful, the Collateral Agent shall Transfer such Separated Senior Notes to the holders by the end of the Business Day following any such unsuccessful remarketing attempt.

      (D) The Company (a) during the Early Remarketing Period may, at its option, and in its sole discretion, select one or more Three-Day Remarketing Periods consisting of three successive remarketing dates on each of which it shall cause the Remarketing Agents to remarket, in whole (but not in part), unless the Senior Notes have previously been successfully remarketed in accordance with provisions of the Remarketing Agreement, (i) the Pledged Senior Notes of Holders who have not notified the Purchase Contract Agent of their intention to settle their purchase contracts in cash and (ii) any Separated Senior Notes of Holders who have elected in the manner set forth in the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement to have their Senior Notes so remarketed, for settlement on the Remarketing Settlement Date and (b) shall, unless the Pledged Senior Notes have previously been successfully remarketed, cause the Remarketing Agents to remarket, in whole (but not in part), on each remarketing date during the Final Remarketing Period (i) the Pledged Senior Notes the Holders of which have failed to notify the Purchase Contract Agent, on or prior to the sixth Business Day immediately preceding the Purchase Contact Settlement Date, of their intention to settle such purchase contracts in cash, and (ii) any Separated Senior Notes of Holders who have elected in the manner set forth herein to have their Senior Notes so remarketed, for settlement on the Purchase Contract Settlement Date. The Company may select a Three-Day Remarketing Period during the Early Remarketing Period by designating each of the three sequential remarketing dates to comprise such Three-Day Remarketing Period, provided that no Remarketing Date shall occur earlier than the day following the consummation of the Exchange Offer and later than the ninth Business Day prior to the Purchase Contract Settlement Date.

            (ii) Remarketing Notice Requirements and Procedures. (A) On the fourth Business Day immediately preceding the first of the three sequential remarketing dates of any Three-Day Remarketing Period (each such date, a "Remarketing Announcement Date"), the Company shall give notice of the Remarketing in an Authorized Newspaper, including the specific U.S. Treasury Security or Treasury Securities (including the CUSIP number and/or the principal terms of such Treasury Security or Treasury Securities) that must be delivered by Holders of Corporate PIES that elect not to participate in the Remarketing pursuant to Section 5.3(c) of the Purchase Contract Agreement, that the Senior Notes may be remarketed on any and all of the fourth, fifth and sixth Business Days following such Remarketing Announcement Date. Promptly after 11:00 a.m. (New York City time) on the Business Day immediately preceding the first of the three sequential remarketing dates of any Three-Day Remarketing Period, as applicable, the Purchase Contract Agent shall notify the Remarketing Agents, the Company, the Collateral Agent and the Trustee of the aggregate principal amount of Pledged Senior Notes to be remarketed, and the Collateral Agent shall notify the Remarketing Agents, the Trustee and the Company of the aggregate principal amount of Separated Senior Notes and shall concurrently therewith, pursuant to the Pledge Agreement, deliver for Remarketing to the Remarketing Agents all Remarketing Senior Notes. In the event that all of the remarketing attempts during any Three-Day Remarketing Period are unsuccessful, the Company will cause a notice of the unsuccessful remarketing attempt to be published in an Authorized Newspaper no later than the Second Business Day following the last sequential remarketing date of such Three-Day Remarketing Period.

      (B) The Company will request not later than seven nor more than fifteen calendar days prior to each Remarketing Announcement Date, that the Depositary (or any successor or its nominee) notify the Depository participants holding Senior Notes of the Remarketing.

      (C) The Remarketing Agents shall use their commercially reasonable efforts to remarket the Remarketing Senior Notes pursuant to the procedures set forth in
Section 2 of Remarketing Agreement.

      (D) In addition to the procedures set forth in the Remarketing Agreement, if a Failed Remarketing occurs the Collateral Agent, under the Pledge Agreement and for the benefit of the Company, may, on the written direction of the Company, exercise its rights as a secured party with respect to such Pledged Senior Notes, including those actions specified below; provided that, if upon a Failed Remarketing, the Collateral Agent exercises such rights for the benefit of the Company with respect to such Pledged Senior Notes, any accumulated and unpaid interest on such Senior Notes will become payable by the Company to the Purchase Contract Agent for payment to the Holders of the Corporate PIES to which such Senior Notes relates. Such payment will be made by the Company on or prior to 11:00 a.m. (New York City time), on the Purchase Contract Settlement Date in lawful money of the United States by wire transfer in immediately available funds payable to or upon the order of the Purchase Contract Agent.

With respect to any Pledged Senior Notes which are subject of a Failed Remarketing, the Collateral Agent, for the benefit of the Company, reserves all of its rights as a secured party with respect thereto and, subject to applicable law, may, on the written direction of the Company, (i) retain such Senior Notes in full satisfaction of the Holders' obligations under the related Purchase Contracts or (ii) sell such Senior Notes in one or more public or private sales.

      (E) If all of the holders of Corporate PIES elect not to participate in the Remarketing and no holders of Senior Notes that are not a component of Corporate PIES elect to participate in the Remarketing and deliver their Senior Notes and a notice of such election to the Collateral Agent, pursuant to and in accordance with the Pledge Agreement then, (i) the Remarketing Agents shall, in its sole discretion, determine the rate that, in its judgment, would have been established had a Remarketing been held on the Remarketing Date, and such rate shall be the Reset Rate; and (ii) by approximately 4:30 p.m. (New York City time), on the third Business Day preceding the Purchase Contract Settlement Date, the Remarketing Agents shall advise by telephone (promptly confirmed in writing), the Trustee and the Company of such Reset Rate, whereupon the Company shall notify the Depositary in writing of such Reset Rate.

      The Remarketing Agents' calculation of the Reset Rate shall be conclusive and binding and the Trustee shall have no responsibility for the calculation thereof.

      (iii) Depositary's Procedures, Etc.

      So long as the Corporate PIES, Treasury PIES or the Senior Notes are evidenced by one or more Global Senior Notes deposited with the Depositary or its nominee in writing of such Reset Rate, the Company shall request, not later than 15 calendar days nor more than 30 Business Days prior to the Remarketing Date, that the Depositary notify, directly or indirectly, each beneficial owner of a Corporate PIES and of a Separated Senior Note of the impending Remarketing.

      In accordance with the Depositary's normal procedures, on the Remarketing Settlement Date or the Purchase Contract Settlement Date, as applicable, the transactions described above with respect to each Senior Note tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited and such Senior Notes delivered by book entry as necessary to effect purchases and sales of such Senior Notes. The Depositary shall make payment in accordance with its normal procedure; provided that, the procedures set forth herein, including provisions for payment by purchasers of the Senior Notes in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the Senior Notes at the time of the Remarketing, to facilitate the tendering and remarketing of the Senior Notes in certificated form, and shall provide for the authentication and delivery of Senior Notes in a principal amount equal to the unremarketed portion of such Senior Notes. In addition, the Remarketing Agents may modify, the settlement procedures set forth herein in order to facilitate the settlement process.

      If any Holder of Senior Notes selling Senior Notes in the Remarketing fails to deliver such Senior Notes, the direct or indirect Depositary Participant of such selling Holder and of any other Person who was to have purchased Senior Notes in the Remarketing may deliver to any such other Person an aggregate principal amount of Senior Notes that is less than the aggregate principal amount of Senior Notes that otherwise was to be purchased by such Person. In such event, the aggregate principal amount of Senior Notes to be so delivered shall be determined by such direct or indirect Depositary Participant, and delivery of such lesser aggregate principal amount of Senior Notes shall constitute good delivery.

      (iv) Other Matters Regarding Remarketing.

      (A) The Remarketing Agents may purchase Remarketing Senior Notes for their own account. However, under no circumstances, shall the Remarketing Agents be obligated to purchase any Senior Notes in connection with a Remarketing and neither the Company nor the Remarketing Agents shall be obligated to provide or liable for any payment upon tender of Senior Notes in a Remarketing.

      (B) Under the Remarketing Agreement, the Company, in its capacity as issuer of the Senior Notes, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing, other than the Remarketing Fee.

      (C) Notwithstanding the Pledge and, if applicable, the delivery of Separated Senior Notes to the Collateral Agent for Remarketing, in each case, as set forth herein, the Company's obligation to pay interest, including any accrued and unpaid interest, on all outstanding Senior Notes (whether then comprising a part of Corporate PIES or as Separated Senior Notes) pursuant to the Indenture shall remain unconditional and absolute.

      (D) In connection with the Remarketing, the Company may add provisions to, change and modify provisions of and/or eliminate provisions of the Senior Notes without the consent of the Holders, provided, however, that such additions, changes, modifications or eliminations are permitted under the Remarketing Agreement and provided further, that any such additions, changes or modifications (other than the Reset Rate) shall be effective only in the event of a Successful Remarketing. Upon the occurrence of a Successful Remarketing,
(i) this Officers' Certificate shall be replaced with an Amended and Restated Officers' Certificate that reflects any such additions, changes, modifications or eliminations to the Senior Notes (the "Second Officers' Certificate") and (ii) the Company shall direct the Trustee to, and the Trustee shall, make a notation on the face of the Global Senior Note that indicates that a Successful Remarketing has occurred and that the terms of the Senior Notes that have been remarketed shall be governed by the Second Officers' Certificate and the Company shall direct the Trustee to, and the Trustee shall, make a similar notation on the face of all Certificated Senior Notes.

      (E) The Holders will be deemed to have consented to the modified provisions of the Senior Notes pursuant to and in accordance with the terms of the Remarketing Agreement.

      8. Default and Remedies.

      If an Event of Default with respect to Senior Notes shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner and with the effect and consequent remedies to the Holders, in each case, as provided in the Indenture.

      No Holder of any Senior Note shall have any right by virtue or by availing of any provision of the Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of a Continuing Event of Default and unless the Holders of not less than 25% in aggregate principal amount of the Senior Notes then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and the Holders of a majority in principal amount of then Outstanding Senior Notes shall have not given the Trustee a direction inconsistent with such request, it being understood and intended, and being expressly covenanted by the Holders of every Senior Note with every other Holder and the Trustee, that no one or more Holders of Senior shall have any right in any manner whatever by virtue or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other such Holder of Senior Notes, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Senior Notes. For the protection and enforcement of the provisions of the Indenture, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      9. Tax Treatment.

      The Company agrees, and by purchasing a beneficial ownership interest in the Senior Notes each Holder of Senior Notes will be deemed to have agreed, for United States federal income tax purposes (a) to treat the Senior Notes and the purchase contracts as separate assets, (b) to treat the exchange of the purchase contracts pursuant to the Exchange Offer as not being a realization event, (c) to treat the old notes as exchanged in the Exchange Offer for the Senior Notes and cash in a "recapitalization," (d) assuming that the Senior Notes will be listed for trading on the New York Stock Exchange within 30 days after the consummation of the Exchange Offer, to treat the Senior Notes as publicly traded within the meaning of the applicable United States Treasury Regulations, (e) to treat the acquisition of a Corporate PIES as the acquisition of a unit consisting of a stock purchase contract and a senior note issued by the Company and to treat the Senior Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and (f) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Senior Notes.

      10. Amendment; Supplements; and Waivers.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Senior Notes then Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Senior Notes Outstanding, on behalf of the Holders of all Senior Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

      11. Obligation Absolute and Unconditional.

      No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

      12. Severability.

      If any provision in this Senior Note is unenforceable in any jurisdiction, then to the fullest extent permitted bylaw, (i) the other provisions of this Senior Note shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision of this Senior Note in any jurisdiction shall not in any way affect the validity or enforceability of such provision any other jurisdiction.

      13. Governing Law.

      THIS SENIOR NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      14. Jurisdiction; Venue.

      The Company submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Senior Note or the transactions contemplated hereby. The parties hereto irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

      15. Copies of the Indenture.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

            Sierra Pacific Resources
            6100 Neil Road
            Reno, Nevada 89520-3150
            Attention: Manager of Treasury and Finance

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM -                       as tenants in common

    TEN ENT -                       as tenants by the entireties

    JT TEN - as joint tenants with rights of survivorship and not as tenants in common

   UNIF GIFT MIN ACT -              __________________ Custodian for __________
                                        (Custodian)                   (Minor)

                                    Under Uniform Gifts to Minors Act of
                                    ______________________________________
                                                  (State)

Additional abbreviations may also be used though not on the above list.

    __________________________________________________________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

________________________________________________________________________________
                            (insert name of assignee)

________________________________________________________________________________
 (insert social security, taxpayer I.D. or other identifying number of assignee)

________________________________________________________________________________
                          (insert address of assignee)

the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing_____________________________________________________
agent to transfer said Senior Note on the books of Sierra Pacific Resources, with full power of substitution in the premises.

Dated: ___________ __, _____        _______________________________
                                    Signature

                                    _______________________________
                                    NOTICE: The signature to this
                                    assignment must correspond
                                    with the name as it appears
                                    upon the face of the within
                                    Corporate PIES Certificates in
                                    every particular, without
                                    alteration or enlargement or
                                    any change whatsoever.

                                    Signature Guarantee:________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                       SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Global Senior Note have been made:

                                                                  Principal amount of
             Amount of decrease in     Amount of increase in     Senior Notes evidenced
              principal amount of       principal amount of       by the Global Senior   Signature of authorized
            Senior Notes evidenced    Senior Notes evidenced by    Note following such    officer of Trustee or
  Date     by the Global Senior Note   the Global Senior Note     decrease or increase       Collateral Agent
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------
--------  --------------------------  -------------------------  ----------------------  -----------------------